UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): October 24, 2005

                                BLAIR CORPORATION
             (Exact name of registrant as specified in its charter)



       Delaware                  001-00878                   25-0691670
----------------------   -------------------------   ---------------------------
 (State or other          (Commission File Number)   (IRS Employer File Number)
  jurisdiction of
    incorporation)


       220 Hickory Street, Warren, Pennsylvania                16366-0001
    ----------------------------------------------          ----------------
       (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.
--------------------------------------------------------

      On October 24, 2005 Blair Corporation issued a press release announcing its earnings for the three months and nine months ended September 30, 2005. The information contained in the press release, which is attached to this report as
Exhibit 99.1 is incorporated herein by reference.


Item 7.01 Regulation FD Disclosure.
----------------------------------

      The information contained in the attached press release is furnished pursuant to Item 7.01, "Regulation FD Disclosure."


Item 9.01.  Financial Statements and Exhibits.
---------------------------------------------

         (a) Financial statements of businesses acquired.

                 Not applicable.

         (b) Pro forma financial information.

                 Not applicable.

         (c)   Exhibits.

                 Exhibit 99.1 press release dated October 24, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  October 24, 2005             BLAIR CORPORATION



                                    By:   /s/ JOHN E. ZAWACKI
                                         -------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:   /s/ DANIEL R. BLAIR
                                         -------------------------------
                                         Daniel R. Blair
                                         Corporate Secretary

                                                                EXHIBIT 99.1


IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                     Carl Hymans
Larry Pitorak, Chief Financial Officer                G.S. Schwartz & Co
814-723-3600                                          212-725-4500
                                                      carlh@schwartz.com

              BLAIR CORPORATION REPORTS THIRD QUARTER 2005 RESULTS

        NET INCOME INCREASED 17% BEFORE COSTS ASSOCIATED WITH 4.4 MILLION
            COMMON STOCK REPURCHASE AND PLANNED CREDIT PORTFOLIO SALE

WARREN, Pa., (October 24, 2005) -- Blair Corporation (Amex: BL),
(www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the third quarter and nine months ended September 30, 2005.

Net sales for the third quarter ended September 30, 2005, were $98.1 million compared to $107.1 million reported for the third quarter ended September 30, 2004. The reduction in net sales for the third quarter of 2005 is due in part to the elimination of the Crossing Pointe catalog, completed in March 2005. The balance of the reduction in net sales is attributable to lower than anticipated response rates to Blair's traditional letter mailings.

Net income for the third quarter of 2005 was $1.4 million, or $0.23 per basic and diluted share, compared to $2.9 million, or $0.36 per basic and diluted share, reported for the third quarter of 2004. These per share results for the third quarter of 2005 reflect the reduction of weighted average shares outstanding during the quarter resulting from Blair's repurchase of 4.4 million outstanding shares on August 16, 2005. Without the reduction in outstanding shares, earnings per basic and diluted share, for the third quarter of 2005 were $0.17.

Net income and earnings per share results for the third quarter of 2005 were affected by expenses of $3.1 million, or $0.33 and $0.32 per basic and diluted share respectively, based on weighted basic and diluted outstanding shares of 6,059,508 and 6,169,972, respectively, associated with Blair's tender offer and the sale of the Company's proprietary credit portfolio, which is scheduled to close in the fourth quarter of 2005. Expenses associated with these events include the amortization of loan origination fees, interest expense and a compensation expenditure resulting from the Company's decision to repurchase stock acquired by employees under its stock option award program as part of the tender offer. Expenses also included severance costs for certain executive officers that have either left, or announced plans to retire from the company. Without these expenses net income for the third quarter of 2005 increased 17% to $3.4 million.

Cost of goods sold as a percentage of net sales for the third quarter of 2005 was 43.5% compared to 47.8% for the third quarter of 2004. The decrease is primarily due to an increase in direct sourcing, which significantly lowered merchandise acquisition costs. Blair plans to continue to expand internal product development and international sourcing as part of its strategic initiatives to further reduce cost of goods and increase profitability. Other factors that contributed to improvement in the above percentage include a reduction in customer returns reflecting ongoing programs to improve merchandise quality, internal efforts to lower overall shipping costs and initiatives to lower overall liquidation costs.

During the third quarter of 2005, Blair completed its stock tender buyback of
4.4 million shares of its outstanding common stock at $42 per share, for an aggregate price of $184.8 million. The total cost of the tender offer transaction, including legal and professional fees incurred to execute the tender offer, was $188.95 million, or $42.94 per share. As a result of the repurchase of the shares, the Company had 3.9 million shares of common stock outstanding at September 30, 2005 compared to 8.2 million shares at September 30, 2004.

Blair funded the tender offer transaction with surplus cash along with borrowings pursuant to its credit facilities. Blair intends to repay the borrowings with the proceeds received from the sale of its credit portfolio to a wholly owned subsidiary of Alliance Data Systems Corp., which remains on target for the fourth quarter of 2005.

Net sales for the nine months ended September 30, 2005 were $326.5 million, compared to $362.7 million reported for the first nine months ended September 30, 2004. The reduction reflects the aforementioned elimination of the Crossing Pointe catalog and lower than anticipated response rates to Blair's traditional letter mailings.

Net income for the first nine months of 2005 was $8.1 million, or $1.09 per basic and $1.07 per diluted share, compared to $8.5 million, or, $1.05 per basic and $1.04 per diluted share, reported for the first nine months last year. These per share results for 2005 reflect the aforementioned affect on the weighted average shares outstanding during the quarter related to Blair's repurchase of
4.4 million outstanding shares on August 16, 2005. Without the reduction in outstanding shares, basic and diluted earnings per share for the first nine months of 2005 were $0.99 and $0.98, respectively.

Net income and earnings per share results for the first nine months of 2005 were affected by expenses of $3.8 million, or $0.32 per basic and diluted share, based on weighted basic and diluted outstanding shares of 7,476,121 and 7,601,769, respectively, associated with Blair's tender offer and the sale of the Company's proprietary credit portfolio, which is scheduled to close in the fourth quarter of 2005. Expenses associated with these events include the amortization of loan origination fees, interest expense and a compensation expenditure resulting from the Company's decision to repurchase stock acquired by employees under its stock option award program as part of the tender offer. Expenses also included severance costs for certain executive officers that have either left, or announced plans to retire from the company. Without these expenses net income for the first nine months of 2005 increased 24% to $10.5 million.

Blair's e-commerce channel generated $67.8 million in gross sales demand during the first nine months of 2005, compared to $66.1 million during the first nine months of 2004.

"We are pleased with the core operating results for the third quarter, which lend further credence to our strategic plans to better position Blair for growth. We will continue to focus on our core customer base and further reduce operating costs. The repurchase of over four million shares of stock reflects our confidence in the company and long-term commitment to strengthening our position in this highly competitive marketplace while enhancing shareholder value," said John Zawacki, President and Chief Executive Officer.

ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.irvinepark.com. Blair Corporation employs over 2,000 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $500 million, is publicly traded on the American Stock Exchange (Amex: BL).

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                           --Financial table follows--

                                BLAIR CORPORATION
                        COMPARATIVE OPERATING HIGHLIGHTS
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         For the Three Months Ended September 30
                                                 2005                   2004
                                                 ----                   ----

Net sales                                        $98,107                $107,074
Income before income taxes                         2,247                   4,741
Income taxes                                         832                   1,800
Net income                                         1,415*                  2,941

Basic / diluted earnings per share           $0.23/$0.23*            $0.36/$0.36

Weighted average basic shares outstanding      6,059,508**             8,122,128

Weighted average diluted shares outstanding    6,169,972**             8,204,864


*Incorporate expenses of $3.1 million, or $0.33 and $0.32 per basic and diluted share respectively, based on weighted basic and diluted outstanding shares of 6,059,508 and 6,169,972, respectively, associated with Blair's tender offer and the sale of the Company's proprietary credit portfolio, which is scheduled to close in the fourth quarter of 2005. Expenses associated with these events include the amortization of loan origination fees, interest expense and a compensation expenditure resulting from the Company's decision to repurchase stock acquired by employees under its stock option award program as part of the tender offer. Expenses also included severance costs for certain executive officers that have either left, or announced plans to retire from the company. Without these expenses, net income for the third quarter of 2005 would have been $3.4 million.

**The weighted average shares outstanding take into account the repurchase of
4.4 million shares of the Company's common stock as part of the tender offer completed on August 16, 2005.

                                          For the Nine Months Ended September 30
                                                 2005                   2004
                                                 ----                   ----

Net sales                                        $326,499               $362,709
Income before income taxes                         12,909                 13,748
Income taxes                                        4,779                  5,225
Net income                                          8,130***               8,524

Basic / diluted earnings per share            $1.09/$1.07***         $1.05/$1.04

Weighted average basic shares outstanding       7,476,121****          8,088,429

Weighted average diluted shares outstanding     7,601,769****          8,161,329


***Incorporate expenses of $3.8 million, or $0.32 per basic and diluted share, based on weighted basic and diluted outstanding shares of 7,476,121 and 7,601,769, respectively, associated with Blair's tender offer and the sale of the Company's proprietary credit portfolio, which is scheduled to close in the fourth quarter of 2005. Expenses associated with these events include the amortization of loan origination fees, interest expense and a compensation expenditure resulting from the Company's decision to repurchase stock acquired by employees under its stock option award program as part of the tender offer. Expenses also included severance costs for certain executive officers that have either left, or announced plans to retire from the company. Without these expenses, net income for the first nine months of 2005 would have been $10.5 million.

****The weighted average shares outstanding take into account the repurchase of
4.4 million shares of the Company's common stock as part of the tender offer completed on August 16, 2005.

                 SELECTED BALANCE SHEET ITEMS AS OF SEPTEMBER 30
                              DOLLARS IN THOUSANDS

                                                   2005               2004
                                                   ----               ----

Customer accounts receivable, net                $129,946           $141,837

Inventories                                      $ 93,828           $101,372

Total assets                                     $301,155           $344,213

Short Term Debt                                  $143,000           $ 15,000

Total liabilities                                $198,045           $ 67,703

Stockholders' equity                             $103,110           $276,510

Total liabilities and stockholders' equity       $301,155           $344,213